Schedule B

Dated October 29, 2024

To The

Expense Limitation Agreement

Dated July 29, 2013

Between

Touchstone Strategic Trust and Touchstone Advisors, Inc.

FYE 6/30	Class	Expense Limit	Termination Date

Touchstone Balanced Fund	A	1.01%	October 29, 2025
	C	1.78%
	Y	0.81%
	R6	0.63%
Touchstone Core Municipal Bond Fund	A	0.80%	October 29, 2025
	C	1.50%
	Y	0.55%
	Institutional	0.48%
Touchstone International Value Fund (formerly Touchstone International Equity Fund)	A	1.26%	October 29, 2025
	C	1.85%
	Y	0.89%
	Institutional	0.77%
Touchstone Large Cap Focused Fund	A	1.00%	October 29, 2025
	C	1.79%
	Y	0.72%
	Institutional	0.69%
	R6	0.65%
Touchstone Large Cap Fund	A	1.03%	October 29, 2025
	C	1.78%
	Y	0.78%
	Institutional	0.68%
Touchstone Large Company Growth Fund	A	1.04%	October 29, 2025
	C	1.79%
	Y	0.79%
	Institutional	0.69%
Touchstone Small Company Fund	A	1.22%	October 29, 2025
	C	1.95%
	Y	0.89%
	Institutional	0.79%
	R6	0.79%
Touchstone Value Fund	A	1.08%	October 29, 2025
	C	1.78%
	Y	0.83%
	Institutional	0.68%
	R6	0.63%

This Schedule B to the Expense Limitation Agreement is hereby executed as of the date first set forth above.

TOUCHSTONE STRATEGIC TRUST

By:	/s/ Terrie A. Wiedenheft
Terrie A. Wiedenheft
Controller and Treasurer

TOUCHSTONE ADVISORS, INC.

By:	/s/ Matthew R. Barry
Matthew R. Barry
Vice President

By:	/s/ Terrie A. Wiedenheft
Terrie A. Wiedenheft
Chief Financial Officer